Exhibit 23


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form SB-2 of our report dated June 25, 2002 relating to the financial statements of Auto Wholesale Specialists, Inc. and Progressive Leasing, Inc. as of December 31, 2001, and to the consolidated financial statements of Auto Wholesale Specialists, Inc. dated June 30, 2002, which appear in such registration statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.



                            James E. Scheifley & Associates, P.C.
                             Certified Public Accountants

October 31, 2002
Dillon, Colorado